                                                                    EXHIBIT 10.1

SIXTH AMENDMENT attached to and made a part of that certain Lease dated September 10, 1991, between FIRST INDUSTRIAL MORTGAGE PARTNERSHIP, L.P., successor in interest to WS Development Company, as Landlord, and SOMANETICS CORPORATION, as Tenant, covering Premises at 1653 E. Maple Road, Troy, Michigan.

NOTWITHSTANDING anything to the contrary contained in the Lease, Agreement, Addenda to Lease, Termination of Agreement, and Extension of Lease to which this Sixth Amendment is attached to and made a part thereof, the Landlord and Tenant agree as follows:

1. The Term of the Lease shall be Five (5) years, Five (5) months, commencing August 1, 2004 and terminating December 31, 2009.

2. The minimum net rent for said extended Five (5) year, Five (5) month Term shall be Seven Hundred Seventy-Seven Thousand Three Hundred Seven and 96/100 Dollars ($777,307.96) payable in monthly installments in advance as follows:

              Months                   Monthly Base Rent
              ------                   -----------------
August 1, 2004  - December 31, 2004       $ 11,696.00
January 1, 2005 - December 31, 2005       $ 11,696.00
January 1, 2006 - December 31, 2006       $ 11,696.00
January 1, 2007 - December 31, 2007       $ 11,929.92
January 1, 2008 - December 31, 2008       $ 12,168.52
January 1, 2009 - December 31, 2009       $ 12,411.89

3. TERMINATION RIGHT. Notwithstanding anything to the contrary contained herein, if (a) Tenant enters into an agreement for the sale of all of the assets of Tenant to an unrelated third party (i.e. an individual or entity that is neither an individual or entity that is a direct or indirect subsidiary of Tenant, an individual or entity of which Tenant is a direct or indirect subsidiary, or any other subsidiaries of any of the foregoing individuals or entities), or ( b) Tenant's shareholder(s) enters into an agreement for the sale of all of Tenant's stock with an unrelated third party (i.e. an individual or entity that is neither an individual or entity that is a direct or indirect subsidiary of Tenant, an individual or entity of which Tenant is a direct or indirect subsidiary, or any other subsidiaries of any of the foregoing individuals or entities) and either of the sales described in (a) or (b) is fully consummated on or before September 1, 2007, Tenant shall have a one-time option to terminate this Lease ("TERMINATION OPTION") in accordance with the following terms and conditions:

      TENANT GIVES NOTICE. If Tenant desires to exercise the Termination Option, Tenant shall give Landlord irrevocable written notice ("TERMINATION NOTICE") of Tenant's exercise of this Termination Option, which shall be delivered by certified mail, which Termination Notice must be received by Landlord no later than the date that is four (4) full months prior to the Termination Date (defined below), that is, such Termination Notice must be received by Landlord no later than September 1, 2007. Time is of the essence with respect to Landlord's receipt of the Termination Notice and all other deadlines in this Sixth Amendment, Paragraph 3.

      TERMINATION DATE. If Tenant gives the Termination Notice and complies with all the provisions in this Sixth Amendment, Paragraph 3, the Lease shall terminate at 11:59 p.m. on December 31, 2007 (the "TERMINATION DATE").

      TERMINATION FEE MUST ACCOMPANY NOTICE. In order for such Termination Notice to be effective, it must be accompanied by the termination fee in the amount of Thirty Thousand and 00/100 Dollars ($30,000.00), which shall be payable only in cash or certified funds.

      TENANT'S OBLIGATION SURVIVES TERMINATION. Tenant's obligations to pay Rent, Additional Rent, and any other costs or charges under this Lease, and to perform all other Lease obligations for the period up to and including the Termination Date, shall survive the termination of this Lease.

      LANDLORD MAY CANCEL AND VOID TERMINATION IF TENANT IS IN DEFAULT. Notwithstanding the foregoing, if at any time during the period on or after the date on which Tenant shall exercise its Termination Option (in accordance with this Sixth Amendment, Paragraph 3) up to and including the Termination Date Tenant shall be in Default of this Lease, then Landlord may elect, but is not obligated, to cancel and declare null and void Tenant's exercise of the Termination Option and this Lease shall continue in full force and effect for the full Lease Term hereof unaffected by Tenant's exercise of the Termination Option. If Landlord does not cancel Tenant's exercise of the Termination Option after Tenant's Default, Tenant shall cure any Default within the period of time specified in this Lease and this obligation shall survive the Termination Date.

      TENANT SHALL SURRENDER SPACE BY TERMINATION DATE. In the event Tenant exercises the Termination Option, Tenant covenants and agrees to surrender full and complete possession of the Premises to Landlord on or before the Termination Date vacant, broom-clean, in good order and condition, and, in accordance with the provisions of this Lease, and thereafter the Premises shall be free and clear of all leases, tenancies, and rights of occupancy of any entity claiming by or through Tenant.

      FAILURE TO SURRENDER MAKES TENANT A HOLDOVER. If Tenant shall fail to deliver possession of the Premises on or before the Termination Date in accordance with the terms hereof, Tenant shall be deemed to be a holdover tenant from and after the Termination Date, and in such event, Tenant shall be liable to Landlord for payments for the use and occupancy of the Premises equal to the fair market value thereof, and shall also be liable to Landlord for all costs and expenses incurred by Landlord in securing possession of the Premises. Landlord may accept any such sums from Tenant without prejudice to Landlord's right to evict Tenant from the Premises by any lawful means.

      LEASE CEASES AFTER TERMINATION. If Tenant properly and timely exercises the Termination Option and properly and timely satisfies all other monetary and non-monetary obligations under this Lease, the Lease shall cease and expire on the Termination Date with the same force and effect as if said Termination Date were the date originally provided in this Lease as the expiration date of the Term hereof.

4. Section 10 - Repairs and any subsequent sections of the Lease referring to repairs and maintenance shall remain the same except for the following:

      Landlord shall be responsible during the Term for the repairs and replacements, if and when necessary, of the roof and exterior roof structure of the building the foundation, footings and exterior structural components of the Building. The cost and expenses incurred by Landlord for the repairs and replacement that Landlord must perform under this Sixth Amendment, Paragraph 4 shall be allocated as follows: (i) all such repairs and replacement shall be at Landlord's expense. Notwithstanding the previous sentence to the contrary, in the event that any such repair or replacement is required to be performed by Landlord under this Sixth Amendment, Paragraph 4 and is necessitated by (w) the performance or existence of any Alterations, (x) the installation, use or operation of Tenant's Property in the Premises, (y) the moving of Tenant's Property in or out of the Property, or (z) any negligent act or omission, misconduct, or misuse by tenant, any of its subtenants, or others entering into the Premises by act or omission of Tenant or any subtenant (collectively, "Tenant Necessitated Repairs"), then Tenant shall be required to reimburse Landlord for all cost and expense that Landlord incurs in order to perform such Tenant Necessitated Repairs, and such reimbursement shall be paid in full within 10 days after Landlord's delivery of demand therefore.

      Landlord shall also be responsible during the Term for the replacement, if and when necessary of the HVAC and the repair and replacement of the parking lot at the Property. Landlord shall be responsible for all costs and expenses incurred of all such repairs and replacements. Notwithstanding the previous sentence to the contrary, in the event that any such repair or replacement is required to be performed by Landlord under this Sixth Amendment, Paragraph 4 and is necessitated by (w) the performance or existence of any Alterations, (x) the installation, use or operation of Tenant's Property in the Premises, (y) the moving of Tenant's Property in or out of the Property, or (z) any negligent act or omission, misconduct, or misuse by tenant, any of its subtenants, or others entering into the Premises by act or omission of Tenant or any subtenant (collectively, "Tenant Necessitated Repairs"), then Tenant shall be required to reimburse Landlord for all cost and expense that Landlord incurs in order to perform such Tenant Necessitated Repairs, and such reimbursement shall be paid in full within 10 days after Landlord's delivery of demand therefore

5. Subject to any changes required by local authorities, Landlord agrees to construct at its cost the tenant improvements described in attached Exhibit B-1 (the "Tenant Improvements"). Landlord will use commercially reasonable efforts to complete the Tenant Improvements as soon as reasonably possible after the Date of Commencement, such construction to be completed in a good and workmanlike manner. All installations shall be in a location acceptable to Landlord, consistent with the specifications attached as Exhibit B-1. For purposes of Section 21 of this Lease, the Tenant Improvements shall be treated as Alterations.

All other terms and conditions of said Lease, Agreement, Addenda to Lease, Termination of Agreement and Extension of Lease to remain in full force and effect unless in conflict with the terms and conditions of this Sixth Amendment shall prevail and control.

                                  LANDLORD:
                                  FIRST INDUSTRIAL MORTGAGE
                                  PARTNERSHIP, L.P., a Delaware limited
                                  partnership, successor in interest to WS
                                  Development Company

                                  By: First Industrial Mortgage Corporation, a
                                      Maryland corporation
                                  Its: General Partner

                                      /s/ Richard S. Czerwinski
                                      ------------------------------------------
                                  By: Richard S. Czerwinski
                                      National Regional Director

                                  TENANT:
                                  SOMANETICS CORPORATION, a Michigan
                                  corporation

                                  By:  /s/ Bruce J. Barrett
                                       -----------------------------------------
Dated: April 21, 2004             Its: President and CEO

                                   EXHIBIT B-1

Landlord shall provide the following:

      -     28 oz. nylon carpet, paint and caulk the joints in the office area.

      -     Install VCT tile in the office area.

      -     Replace stained ceiling tiles.

      -     Caulk windows, where leaking.